Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS SECOND QUARTER 2022 RESULTS

Supply chain disruptions, reseller de-stocking, and softer demand in certain categories cause headwinds

BOWLING GREEN, KY – August 11, 2022 – Holley Inc. (NYSE: HLLY), the largest and fastest growing platform serving performance automotive enthusiasts, today announced financial results for its second quarter ended July 3, 2022.

Second Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 7.1% to $179.4 million compared to $193.0 million in the prior year's second quarter
●	Gross Profit decreased 7.3% to $75.3 million compared to $81.2 million in the prior year's second quarter
●	Net Income of $40.6 million, or $0.35 per diluted share, compared to $23.1 million, or $0.34 per diluted share, in the prior year's second quarter
●	Adjusted Net Income[1] of $13.2 million, compared to $23.1 million reported in the prior year's second quarter
●	Adjusted EBITDA[1] of $37.2 million compared to $54.1 million in the prior year's second quarter

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

“Our financial results for the second quarter fell short of expectations primarily due to supply chain challenges including both (1) slower than expected production and movement of goods from global suppliers and (2) shortages in automotive-grade microchips that negatively impacted our ability to build and ship many or our most popular electronic products,” said Tom Tomlinson, Holley’s President and Chief Executive Officer. “We also saw meaningful reseller de-stocking in the quarter as resellers reduced their purchases well below their out-the-door sales of our products.  These issues, against a backdrop of reduced discretionary consumer spending and the resultant softer demand we experienced in certain categories, caused us to reduce our outlook for the remainder of the year.  We are slowing our spending in an effort to optimize our performance and stay ahead of what will likely be a challenging economic environment in the months ahead.”

Second Quarter 2022 Financial Results

Net sales decreased 7.1% to $179.4 million in the second quarter of 2022 compared to $193.0 million in the second quarter of 2021. Non-comparable sales associated with acquisitions contributed $9.4 million, or 4.8%, of year-over-year net sales growth in the second quarter. Sales excluding the impact of acquisitions decreased by $23.0 million, or 11.9%, more than offsetting the growth from the acquisitions. The decline in comparable sales was driven by reduced unit volumes, destocking from our resellers, and reduced consumer demand in certain categories including tuning.

Cost of goods sold decreased $7.7 million, or 6.9%, to $104.1 million, as compared to $111.8 million, for the second quarter of 2021 and is primarily attributable to the decrease in product sales. Gross profit for the second quarter of 2022 decreased $5.9 million, or 7.3%, to $75.3 million, as compared to $81.2 million for the second quarter of 2021. The decrease in gross profit was driven by the decrease in sales. Gross margin for the second quarter of 2022 was 42.0% compared to a gross margin of 42.1% for the second quarter of 2021.

Selling, general and administrative costs for the quarter increased $10.1 million to $36.3 million, representing an increase of 38.5% when compared to $26.2 million in 2021. Incremental SG&A from recent acquisitions were responsible for $1.4 million of the increase in the quarter. Additional cost drivers include an increase in non-cash compensation expense related to equity awards, increased administrative and sales personnel costs, reflecting company growth and the additional requirements of becoming a public company, and an increase in outbound shipping costs related to fuel cost inflation.

Net income for the second quarter of 2022 was $40.6 million compared to net income of $23.1 million in 2021. Net income for the second quarter of 2022 was favorably impacted by a $27.4 million non-cash decrease in liabilities for warrants and earn-out shares.

Adjusted for the special transaction and non-cash items noted above this quarter, Adjusted Net Income was $13.2 million, compared to last year’s Adjusted Net Income of $23.1 million. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Adjusted EBITDA was $37.2 million in the second quarter of 2022 compared to $54.1 million in the second quarter last year. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Diluted EPS of $0.35 for the second quarter of 2022 compared to $0.34 in 2021.

Full Year 2022 Outlook

Holley's current outlook for 2022:

●	Net Sales in the range of $700-$725 million
●	Adjusted EBITDA of $135-$145 million
●	Capital Expenditures in the range of $14-$16 million
●	Depreciation and Amortization Expense of $24-$26 million
●	Interest Expense in the range of $33-$35 million

“Our outlook for the full year 2022 is consistent with the previously communicated full year guidance issued on July 28, 2022, and reflects the current supply chain pressures, inventory, and demand trends we have seen in recent weeks,” said Dominic Bardos, Holley’s Chief Financial Officer.  “We do not expect to fully resolve the supply chain and inventory issues that are impacting our sales in the near-term, and we have reduced our sales projections accordingly.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 or 201-689-8337 using the access code of 13731249.

For those unable to participate, a telephone replay recording will be available until Thursday, August 18, 2022. To access the replay, please call 877-660-6853 or 201-612-7415 and enter confirmation code 13731249. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	July 3,	June 27,	Variance	Variance	July 3,	June 27,	Variance	Variance
	2022	2021	($)	(%)	2022	2021	($)	(%)
Net Sales	$179,420	$193,041	$(13,621)	-7.1%	$379,475	$353,373	$26,102	7.4%
Cost of Goods Sold	104,132	111,841	(7,709)	-6.9%	221,466	206,494	14,972	7.3%
Gross Profit	75,288	81,200	(5,912)	-7.3%	158,009	146,879	11,130	7.6%
Selling, General, and Administrative	36,269	26,190	10,079	38.5%	70,611	50,202	20,409	40.7%
Research and Development Costs	8,196	7,065	1,131	16.0%	16,357	13,034	3,323	25.5%
Amortization of Intangible Assets	3,662	3,502	160	4.6%	7,323	6,838	485	7.1%
Acquisition and Restructuring Costs	1,691	2,676	(985)	-36.8%	1,981	21,509	(19,528)	-90.8%
Related Party Acquisition and Management Fee Costs	—	1,658	(1,658)	-100.0%	—	2,539	(2,539)	-100.0%
Other Operating (Income) Expense	325	47	278	591.5%	547	(86)	633	-736.0%
Operating Expense	50,143	41,138	9,005	21.9%	96,819	94,036	2,783	3.0%
Operating Income	25,145	40,062	(14,917)	-37.2%	61,190	52,843	8,347	15.8%
Change in Fair Value of Warrant Liability	(23,168)	—	(23,168)	nm	(20,941)	—	(20,941)	nm
Change in Fair Value of Earn-Out Liability	(4,234)	—	(4,234)	nm	(1,853)	—	(1,853)	nm
Interest Expense	8,961	11,174	(2,213)	-19.8%	16,352	21,245	(4,893)	-23.0%
Non-Operating (Income) Expense	(18,441)	11,174	(29,615)	-265.0%	(6,442)	21,245	(27,687)	-130.3%
Income Before Income Taxes	43,586	28,888	14,698	50.9%	67,632	31,598	36,034	114.0%
Income Tax Expense	3,023	5,790	(2,767)	-47.8%	10,211	10,556	(345)	-3.3%
Net Income	$40,563	$23,098	$17,465	75.6%	$57,421	$21,042	$36,379	172.9%
Comprehensive Income:
Foreign Currency Translation Adjustment	501	35	466	nm	742	19	723	nm
Total Comprehensive Income	$41,064	$23,133	$17,931	77.5%	$58,163	$21,061	$37,102	176.2%
Common Share Data:
Basic Net Income per Share	$0.35	$0.34	$0.01	2.9%	$0.49	$0.31	$0.18	58.1%
Diluted Net Income per Share	$0.35	$0.34	$0.01	2.9%	$0.31	$0.31	$—	0.0%
Weighted Average Common Shares Outstanding - Basic	116,932	67,674	49,258	72.8%	116,398	67,674	48,724	72.0%
Weighted Average Common Shares Outstanding - Diluted	117,115	67,674	49,441	73.1%	117,344	67,674	49,670	73.4%
nm - not meaningful

HOLLEY INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	As of	As of
	July 3,	December 31,
	2022	2021
Assets
Total Current Assets	$320,525	$291,717
Property, Plant and Equipment, Net	56,009	51,495
Goodwill	417,339	411,383
Other Intangibles, Net	434,120	438,461
Right-of-Use Assets	32,762	—
Total Assets	$1,260,755	$1,193,056

Liabilities and Stockholders' Equity
Total Current Liabilities	$90,842	$91,795
Long-Term Debt, Net of Current Portion	636,756	637,673
Deferred Taxes	68,955	70,045
Other Noncurrent Liabilities	79,835	89,056
Total Liabilities	876,388	888,569

Common Stock	12	12
Additional Paid-In Capital	351,422	329,705
Accumulated Other Comprehensive Gain (Loss)	486	(256)
Retained Earnings (Accumulated Deficit)	32,447	(24,974)
Total Stockholders' Equity	384,367	304,487
Total Liabilities and Stockholders' Equity	$1,260,755	$1,193,056

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 3,	June 27,	July 3,	June 27,
	2022	2021	2022	2021
Operating Activities
Net Income	$40,563	$23,098	$57,421	$21,042
Adjustments to Reconcile to Net Cash	(12,665)	8,882	1,335	32,964
Changes in Operating Assets and Liabilities	(25,416)	(4,539)	(37,925)	(7,609)
Net Cash from Operating Activities	2,482	27,441	20,831	46,397

Investing Activities
Capital Expenditures, Net of Dispositions	(3,778)	(3,752)	(9,365)	(6,856)
Acquisitions	(12,460)	(54,011)	(14,077)	(54,011)
Net Cash from Investing Activities	(16,238)	(57,763)	(23,442)	(60,867)

Financing Activities
Net Change in Debt	189	(1,475)	(3,099)	(1,539)
Proceeds from Issuance of Common Stock Due to Exercise of Warrants	383	—	383	—
Net Cash from Financing Activities	572	(1,475)	(2,716)	(1,539)

Effect of Foreign Currency Rate Fluctuations on Cash	(342)	—	(443)	—

Net Change in Cash and Cash Equivalents	(13,526)	(31,797)	(5,770)	(16,009)

Cash and Cash Equivalents
Beginning of Period	44,081	87,462	36,325	71,674
End of Period	$30,555	$55,665	$30,555	$55,665

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, and Organic Sales are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC.

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 3,	June 27,	July 3,	June 27,
	2022	2021	2022	2021
Net Income	$40,563	$23,098	$57,421	$21,042

Adjustments:
Interest Expense	8,961	11,174	16,352	21,245
Income Taxes	3,023	5,790	10,211	10,556
Depreciation	2,523	2,201	4,663	4,453
Amortization	3,662	3,502	7,323	6,838
EBITDA	58,732	45,765	95,970	64,134

Acquisition and Restructuring Costs	1,691	2,676	1,981	4,336
Earn-Out from Simpson Acquisition	—	—	—	17,173
Change in Fair Value of Warrant Liability	(23,168)	—	(20,941)	—
Change in Fair Value of Earn-Out Liability	(4,234)	—	(1,853)	—
Equity-Based Compensation Expense	3,483	131	6,645	262
Related Party Acquisition and Management Fee Costs	—	1,658	—	2,539
Notable Items	378	3,862	884	9,575
Other Expense	325	47	547	(86)
Adjusted EBITDA	$37,207	$54,139	$83,233	$97,933

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 3,	June 27,	July 3,	June 27,
	2022	2021	2022	2021
Net income	$40,563	$23,098	$57,421	$21,042
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(23,168)	—	(20,941)	—
Adjust for: Change in Fair Value of Earn-Out Liability	(4,234)	—	(1,853)	—
Adjust for: Earn-Out from Simpson Acquisition	—	—	—	17,173
Adjusted Net Income	$13,161	$23,098	$34,627	$38,215

13 Weeks Ended
July 3, 2022
Net Sales	179,420
Less: Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(9,362)
Organic Sales (Comparable to Prior Year Period Net Sales)	$170,058

	Full Year 2022
	2022 Forecast	2022 Forecast
	Low Range	High Range
Net Sales	$700,000	$725,000
Adjusted EBITDA	135,000	145,000
Depreciation and Amortization	24,000	26,000
Interest Expense	33,000	35,000
Capital Expenditures	14,000	16,000

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition integration and restructuring costs, (ii) an adjustment in 2021 due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iii) changes in the fair value of the warrant liability, (iv) changes in the fair value of the earn-out liability, (v) compensation expense related to equity awards, (vi) related party acquisition and management fee costs, (vii) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and in 2021 consist primarily of the amortization of the fair market value increase in inventory due to acquisitions, and (viii) other expenses, which includes losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA the changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Organic sales, or sales excluding the impact of acquisitions, excludes the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

EBITDA, Adjusted EBITDA, Adjusted Net Income, and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

A forecast for full year 2022 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.